11 Hurley Street Cambridge, MA 02141 P 617-401-9000 F 617-494-0985 VIA HAND DELIVERY & ELECTRONIC MAIL December 16, 2024 Baisong Mei, M.D., Ph.D. Dear Baisong, As we discussed, your position of Chief Medical Officer of Editas Medicine, Inc. (the “Company”) will end effective December 31, 2024 and, subject to your execution and compliance with the terms of this letter agreement, your employment with the Company will end effective January 31, 2025 (the “Separation Date”). As part of your separation with the Company, the Company will pay the Benefits (as defined in paragraph 2 below) if (i) you sign and return this letter agreement to me by December 23, 2024; (ii) you sign and return the Supplemental Agreement attached hereto as Attachment A on the Separation Date or within five (5) business days thereafter; (iii) you do not revoke your agreement to the Supplemental Agreement; and (iv) you comply with the obligations set forth in the numbered paragraphs herein (including in the Supplemental Agreement). Because both this letter agreement and the Supplemental Agreement will become binding agreements between you and the Company, you are advised to consult with an attorney before signing this letter agreement and the Supplemental Agreement, and you have been given a reasonable amount of time to review this letter agreement and at least forty-five (45) days to review the Supplemental Agreement. If you sign and return the Supplemental Agreement on the Separation Date, you may change your mind and revoke your agreement during the seven (7) business day period (the “Revocation Period”) after you signed it by notifying me in writing. Although your receipt of the Benefits is expressly conditioned on your (a) entering into this letter agreement and the Supplemental Agreement, (b) not revoking the Supplemental Agreement, and (c) compliance with your obligations set forth in both the letter agreement and the Supplemental Agreement, the following will apply regardless: • As of your last day of employment, all salary payments from the Company will cease and any benefits you had as of the Separation Date under Company- provided benefit plans, programs, or practices will terminate, except as required by federal or state law. • You will receive payment for your final wages through your last day of employment with the Company. • You may, if eligible and at your own cost (except as agreed to in paragraph 2), elect to continue receiving group medical and dental insurance pursuant to the “COBRA” law. You will be sent a COBRA qualifying notice under separate cover and subsequent notices as required by applicable law or regulation. Your costs to continue the coverage will be set forth in these notices. The “qualifying event” under COBRA shall be deemed to have occurred on the Separation Date. Exhibit 10.15

Page 2 of 10 • You are obligated to keep confidential and not to use or disclose any and all non- public information concerning the Company that you acquired during the course of your employment with the Company, including any non-public information concerning the Company’s business affairs, business prospects, and financial condition, except as otherwise permitted by paragraphs 5(c) or 9 below. Further, you remain subject to your continuing confidentiality, and non-solicitation obligations to the Company as set forth in the Employee Non-Competition, Non- Solicitation, Confidentiality, and Assignment Agreement (the “Restrictive Covenant Agreement”) you previously executed on June 15, 2022 for the benefit of the Company, which remain in full force and effect. • You must return all Company property to the Company within 5 business days following the Separation Date. • Except as agreed in paragraph 2 below, you will have three (3) months following the Separation Date to exercise any stock options under the Company’s 2015 Stock Incentive Plan (the “Plan”) or issued pursuant to an inducement stock option agreement that were vested as of the Separation Date (the “Vested Options”). After that three (3) month period, your stock options will expire and you will no longer have any rights with respect thereto. Any restricted or performance stock unit awards granted to you under the Plan shall be subject to the terms of the Plan and the applicable grant agreement. If you elect to timely sign and return this letter agreement and timely sign the Supplemental Agreement and do not revoke it within the Revocation Period, the following terms and conditions will also apply: 1. Transition Period – Your last day in the position of Chief Medical Officer of the Company will be December 31, 2024. Your effective date of separation from the Company will be January 31, 2025. During the period between December 31, 2024 and the Separation Date (the “Transition Period”), you agree to be available as may be requested by the Company to assist with the transition of the roles and responsibilities of Chief Medical Officer. During the Transition Period, you will continue to receive your base salary, less all applicable taxes and withholdings, as well as customary benefits. Notwithstanding any of the foregoing, the Company retains the right to immediately terminate your employment with or without “Cause” (as defined the Company’s Severance Benefits Plan, as amended) prior to the Separation Date. In the event the Company terminates your employment without Cause prior to the Separation Date or the Company consents to your resignation prior to the Separation Date as set forth below, you will remain eligible to receive the Benefits described below, following your execution and non-revocation of the Supplemental Agreement. In the event the Company terminates your employment for Cause or you resign from employment prior to the Separation Date (unless the Company consents to such resignation, which consent shall not be unreasonably withheld), you will not be eligible to receive the Benefits in whole or in part, nor will you receive any further salary payments, benefits, or other compensation from the Company following your termination from employment. 2. Separation Benefits – The Company will provide you with the following separation benefits (the “Benefits”):

Page 3 of 10 a. Separation Pay. The Company will pay to you an amount equivalent to twelve (12) months of your current base salary, less all applicable taxes and withholdings. This separation pay will be paid in installments in accordance with the Company’s regular payroll practices, but in no event shall payments begin earlier than the Company’s first payroll date following expiration of the Revocation Period. b. COBRA Benefits. Should you timely elect and be eligible to continue receiving group health insurance pursuant to the “COBRA” law, the Company will, until the earlier of (x) the date that is twelve (12) months following the Separation Date, and (y) the date on which you obtain alternative coverage (as applicable, the “COBRA Contribution Period”), continue to pay the share of the premiums for such coverage to the same extent it was paying such premiums on your behalf immediately prior to the Separation Date. The remaining balance of any premium costs during the COBRA Contribution Period, and all premium costs thereafter, shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You agree that, should you obtain alternative medical and/or dental insurance coverage prior to the date that is twelve (12) months following the Separation Date, you will so inform the Company in writing within five (5) business days of obtaining such coverage. c. Outplacement Assistance. The Company will provide you with certain outplacement services it has arranged through Keystone Partners. The People Team will be providing you with more specific information regarding the scope and duration of outplacement services available to you. d. 2024 Annual Bonus. Notwithstanding the fact that you will not be employed with the Company at the time 2024 annual bonuses are paid, if the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof approves bonuses for 2024 for the executive team, the Company will pay you an annual bonus for 2024 in an amount calculated based upon (i) 100% achievement of your individual component of your target bonus; and (ii) the percentage achievement of your corporate component of your target bonus that you would have received had you remained employed in your role and level as of the date of this letter, with the percentage of corporate achievement as determined by the Board in its good faith discretion in connection with the determination of bonuses for the executive team. Any such bonus, less lawful deductions, will be paid in a lump sum at or about the same time such annual bonuses are paid to individuals who remain employed with the Company. e. RSU Awards. Subject to the approval of the Organization, Leadership, and Compensation Committee of the Company’s Board of Directors (the “Committee”), your annual time-based restricted stock unit awards (“Annual RSU Awards”) shall be amended such that, notwithstanding

Page 4 of 10 your termination of service, any Annual RSU Awards will become vested as to the number of shares that would have vested had you remained employed through the date that is ninety (90) days following the Separation Date, with such shares being delivered on the earliest of (i) the date that the Annual RSU Award otherwise would have vested, (ii) March 15 of the year following the year in which your Separation Date occurs and (iii) such date as is determined by the Committee. f. Option Exercisability. Subject to the approval of the Committee, the Company shall extend the period of time for you to exercise all or any Vested Options to December 31, 2025. You understand that this extension results in any Vested Options that are incentive stock options being converted into non-qualified stock options. You will not be eligible for, nor shall you have a right to receive, any payments or benefits from the Company following the Separation Date other than as set forth in this paragraph. 3. Release of Claims – In consideration of the Benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to: (i) any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the

Page 5 of 10 Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; (ii) all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; (iii) all claims to any non-vested ownership interest in the Company, contractual or otherwise; (iv) all state and federal whistleblower claims to the maximum extent permitted by law; and (v) any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; Notwithstanding the foregoing, nothing in this release of claims or in this letter agreement shall be deemed to prohibit you from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the EEOC or a state or local fair employment practices agency. You retain the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waive any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way your ability to seek or receive a monetary incentive award from any governmental agency or regulatory authority in connection with information provided thereto. Further, notwithstanding the foregoing, it is agreed and understood that this release does not include any claim arising from (i) any indemnification, defense or hold harmless obligations owing from the Company or any of its affiliates pursuant to their respective organizational documents or otherwise to you by virtue of your position as an officer or director of the Company or any of its affiliates, including, without limitation, the Indemnification Agreement, dated July 18, 2022, between you and the Company (the “Indemnification Agreement”), which remains in full force and effect; and (ii) any other rights or claims you may have arising from this letter agreement or that cannot be released as a matter of applicable law. 4. Continuing Obligations – You acknowledge and reaffirm your confidentiality and non-disclosure obligations discussed on the first page of this letter agreement, as well as the continuing obligations set forth in the Restrictive Covenant Agreement, which obligations survive your separation from employment with the Company. In addition, as an express condition of your receipt of the severance benefits, you acknowledge that you will be required to agree to the non-competition provision set forth in the attached Supplemental Agreement.

Page 6 of 10 5. Disclosures a. Non-Disparagement. You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 5(c) below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business affairs, business prospects, or financial condition. In return, the Company agrees to instruct its officers not to, in public or private, make any false, disparaging, derogatory or defamatory statements online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any third party regarding you. b. Confidentiality. You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 5(c) below, the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company. c. Permitted Disclosures. Nothing in this letter agreement (including the Supplemental Agreement) prohibits, prevents, or otherwise limits you from filing a charge or complaint with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency (e.g., EEOC, MCAD, NLRB, SEC) or in any legislative or judicial proceeding, nor does anything in this letter agreement preclude, prohibit or otherwise limit, in any way, your rights and abilities to contact, communicate with or report unlawful conduct, or provide documents, to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such agencies. In addition, nothing in this Separation Agreement, including but not limited to the release of claims nor the confidentiality, non-disparagement, cooperation, and/or return of property clauses, prohibits you from: (1) reporting possible violations of federal or other law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are expressly protected under applicable law; or (3) filing a charge or complaint or otherwise fully participating in any governmental whistleblower programs, including but not limited to any such programs managed or administered by the U.S. Securities and Exchange

Page 7 of 10 Commission, the Commodity Futures Trading Commission and/or the Occupational Safety and Health Administration. You are not required to notify or obtain permission from the Company when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity. Moreover, nothing in this Separation Agreement prohibits or prevents you from receiving individual monetary awards or other individual relief by virtue of participating in such governmental whistleblower programs. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” 6. Company Affiliation – You agree that, following the Separation Date, you will not hold yourself out as an officer, employee, or otherwise as a representative of the Company, and you agree to update any directory information that indicates you are currently affiliated with the Company. Without limiting the foregoing, you confirm that, within ten (10) days following the Separation Date, you will update any and all social media accounts (including, without limitation, LinkedIn, Facebook, Twitter and Four Square) to reflect that you are no longer employed by or associated with the Company. 7. Return of Company Property – You confirm that you have returned to the Company (or will return to the Company within 5 business days of the Separation Date), all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in your possession or control, and that you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that you developed or helped to develop during your employment, and that you have not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to you; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.

Page 8 of 10 8. Recoupment – You acknowledge that (a) if you fail to comply with the terms of this letter agreement or the Supplemental Agreement, or (b) as otherwise may be required by law, you will be required to repay to the Company any and all of the Benefits that you have already received, less five-hundred dollars, with the value of the benefits to be recouped determined in the sole discretion of the Plan Administrator for the Company’s Severance Benefits Plan. Payment is due in cash or by check within 10 days after the Company provides notice to you that it is enforcing this provision. In such event, any Benefits not yet received by you will be immediately forfeited. You further acknowledge that any such repayment shall not affect your release of claims against the Company pursuant to paragraph 2 hereof. 9. Cooperation – You agree that, to the extent permitted by law, you shall cooperate fully with the Company in: (i) any internal investigation; (ii) the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator; or (iii) any other administrative, regulatory, or judicial inquiry, investigation, proceeding, or arbitration. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company. The term “cooperation” does not mean that you must provide information that is favorable to the Company; it means only that you will provide truthful information within your knowledge and possession upon request of the Company. You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company. 10. Amendment and Waiver – This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion. 11. Validity – Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement. 12. Nature of Agreement – You understand and agree that this letter agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

Page 9 of 10 13. Acknowledgments – You acknowledge that the Company is hereby advising you to consult with an attorney of your choosing, that you have been given a reasonable amount of time to consider this letter agreement and that you have been given at least forty-five (45) days to consider the Supplemental Agreement. You understand that you may revoke the Supplemental Agreement for a period of seven (7) business days after you sign it by notifying me in writing, and that the Supplemental Agreement shall not be effective or enforceable until the expiration of this seven (7) business day revocation period. You understand and agree that by entering into the Additional Release set forth in paragraph 1 of the Supplemental Agreement, you will be waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you will be receiving consideration beyond that to which you were previously entitled. 14. Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You further state and represent that you have carefully read this letter agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act. 15. Applicable Law – This letter agreement (including the Supplemental Agreement) shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement (including the Supplemental Agreement) or the subject matter hereof. 16. Entire Agreement – This letter agreement (including the Supplemental Agreement and the documents referenced herein) contains and constitutes the entire understanding and agreement between the parties hereto with respect to your Benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith, including without limitation the Company’s Severance Benefits Plan, as amended. 17. Tax Acknowledgement – In connection with the Benefits provided to you pursuant to this letter agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such Benefits under applicable law. You acknowledge that you are not relying upon the advice or representation of the Company with respect to the tax treatment of any of the Benefits set forth in paragraph 2 of this letter agreement.

Page 10 of 10 Very truly yours, EDITAS MEDICINE, INC. By: _/s/ Linea Aspesi____________________ Linea Aspesi Executive Vice President, Chief People Officer I hereby agree to the terms and conditions set forth above. I further understand that my eligibility for the Benefits set forth in paragraph 2 is contingent upon my timely execution, return and non-revocation of the Supplemental Agreement, and that I am being given at least forty-five (45) days to consider such Supplemental Agreement, and will have seven (7) business days in which to revoke my acceptance after I sign such Supplemental Agreement. _/s/ Baisong Mei__________________ Baisong Mei, M.D., Ph.D. _December 16, 2024________________ Date To be returned in a timely manner as set forth on the first page of this letter agreement.

Attachment A SUPPLEMENTAL AGREEMENT 1. Additional Release – In exchange for the Benefits set forth in the letter agreement to which this Supplemental Agreement is attached, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Released Parties from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to: (i) any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; (ii) all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; (iii) all claims to any non-vested ownership interest in the Company, contractual or otherwise; (iv) all state and federal whistleblower claims to the maximum extent permitted by law; and (v) any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above.

Notwithstanding the foregoing, nothing in this release of claims or in this Supplemental Agreement shall be deemed to prohibit you from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the EEOC or a state or local fair employment practices agency. You retain the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waive any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way your ability to seek or receive a monetary incentive award from any governmental agency or regulatory authority in connection with information provided thereto. Further, notwithstanding the foregoing, it is agreed and understood that this release does not include any claim arising from (i) any indemnification, defense or hold harmless obligations owing from the Company or any of its affiliates pursuant to their respective organizational documents or otherwise to you by virtue of your position as an officer or director of the Company or any of its affiliates arising following the date hereof (including, without limitation, the Indemnification Agreement); and (ii) any other rights or claims you may have arising from the letter agreement or that cannot be released as a matter of applicable law. 2. Non-Competition – As an express condition of your receipt of the Benefits, you agree that, for a period of one (1) year following the Separation Date, you will not, in the Applicable Territory (as defined in your existing Restrictive Covenant Agreement), directly or indirectly, whether as an owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the passive holder of not more than 1% of the outstanding stock of a publicly-held company, engage or assist others in engaging in any Competitive Business, including but not limited to, any Competitive Company. “Competitive Business” shall mean any business or enterprise engaged in the research, development or commercialization of gene editing therapies to treat sickle cell disease or beta thalassemia. “Competitive Company” shall mean any of the entities listed on Schedule A to this Supplemental Agreement. The restriction on providing services for a Competitive Company will only apply if you would be performing job duties or services that are of a similar type that you performed for the Company at any time during the last two (2) years of your employment. Without limiting the foregoing, you acknowledge and agree that undertaking any leadership role in a Competitive Company would constitute performing job duties or services of a similar type that you performed for the Company. If any restriction set forth in this paragraph is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range or activities or geographic area as to which it may be enforceable. If you violate the non-competition provisions set forth in this paragraph, you shall continue to be bound by such restrictions until a period of one (1) year has expired without any violation of such provisions. You acknowledge that the Company has given you seven (7) business days to revoke your acceptance of the non-competition restrictions set forth in this paragraph 2. Any such revocation must be submitted to Linea Aspesi, Chief People Officer, in writing. For the avoidance of doubt, in the event that you revoke such agreement, you acknowledge that you will not be eligible to receive the Benefits.

3. Business Expenses and Final Compensation – You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, and commissions, that no other compensation is owed to you except as provided in the letter agreement to which this Supplemental Agreement is attached. 4. Acknowledgments – You acknowledge that you have been given at least forty- five (45) days to consider this Supplemental Agreement (including the Additional Release herein), and that the Company advised you in writing to consult with an attorney of your own choosing prior to signing this Supplemental Agreement. You understand that you may revoke this Supplemental Agreement for a period of seven (7) business days after you sign it by notifying me in writing, and the Supplemental Agreement shall not be effective or enforceable until the expiration of this seven (7) business day revocation period. You understand and agree that by entering into this Supplemental Agreement (including the Additional Release set forth herein), you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled. You further acknowledge that you have received Attachment B to the Separation Agreement, which provides you with certain information regarding individuals selected and not selected for the 2024 Restructuring Program. 5. Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Supplemental Agreement, and that you fully understand the meaning and intent of this Supplemental Agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this Supplemental Agreement with an attorney. You further state and represent that you have carefully read this Supplemental Agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act. I hereby provide this Supplemental Agreement as of the current date and acknowledge that the execution of this Supplemental Agreement is in further consideration of the benefits described in the letter agreement to which this Supplemental Agreement is attached, to which I acknowledge I would not be entitled if I did not sign this Supplemental Agreement. I intend that this Supplemental Agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) business days. Baisong Mei, M.D., Ph.D. Date

SCHEDULE A

Attachment B